UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2012

POWER SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52213	33-0963637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Wheat Lane, Wood Dale, IL		60191
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2012, Power Great Lakes, Inc., an Illinois corporation (“PGL”) and indirect wholly-owned subsidiary of Power Solutions International, Inc. (the “Company”), entered into an Industrial Building Lease (the “Lease Agreement”) with Centerpoint Properties Trust, a Maryland real estate investment trust, for the building located at 201 Mittel Drive, Wood Dale, Illinois (the “Building”).

The term of the Lease Agreement is from March 1, 2012 through July 31, 2018, and PGL has the option to renew for one additional five-year period. PGL will occupy 100% of the Building, which has a total area of approximately 261,000 square feet and will be used for manufacturing and warehousing.

The Lease Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Lease Agreement is qualified in its entirety by the complete text of the Lease Agreement filed herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Industrial Building Lease, dated as of February 28, 2012, between Power Great Lakes, Inc. and Centerpoint Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Solutions International, Inc.

Date: March 2, 2012	By:	Thomas J. Somodi
	Name:	Thomas J. Somodi
	Title:	Chief Operating Officer and Chief Financial Officer